UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 5, 2021

AMERICAN VANGUARD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13795	95-2588080
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.

4695 MacArthur Court

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number: (949) 260-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Exchanges on which registered
Common Stock, $.10 par value	AVD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b02 of the Securities Exchange Act of 1934 (§240.12b02 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On August 5, 2021, AMVAC Chemical Corporation (“AMVAC”), our principal operating subsidiary, as borrower, and affiliates (including registrant), as guarantors and/or borrowers, entered into a Third Amended and Restated Loan and Security Agreement (the “Credit Agreement”) with a group of commercial lenders led by Bank of the West (AMVAC’s primary bank) as Lead Arranger and Book Runner. The Credit Agreement is a senior secured lending facility consisting of a line of credit of up to $275 million, an accordion feature of up to $150 million, a letter of credit and swingline sub-facility (each having limits of $25 million) and a maturity date of August 5, 2026. The Credit Agreement contains two key financial covenants; namely, borrowers are required to maintain a maximum Total Leverage (“TL”) Ratio (of Holdco Funded Debt to Consolidated EBITDA (as defined therein)) of no more than 3.5-to-1, during the first three years, stepping down to 3.25-to-1 as of September 30, 2024, and a minimum Fixed Charge Coverage Ratio of at least 1.25-to-1. In addition, to the extent that it completes acquisitions totaling $15 million or more in any 90-day period, AMVAC may step-up the TL Ratio by 0.5-to-1, not to exceed 4.00-to-1, for the next three full consecutive quarters. Acquisitions below $50 million do not require Agent consent.

Further, under the Credit Agreement, revolving loans bear interest at a variable rate based, at borrower’s election with proper notice, on either (i) LIBOR plus the “Applicable Margin” which is based upon the TL Ratio (“LIBOR Revolver Loan”) or (ii) the greater of (x) the Prime Rate, (y) the Federal Funds Rate plus 0.5%, and (z) the Daily One-Month LIBOR Rate plus 1.00%, plus, in the case of (x), (y) or (z) the Applicable Margin (“Adjusted Base Rate Revolver Loan”). Interest payments for LIBOR Revolver Loans are payable on the last day of each interest period (either one, two, three or six months, as selected by the borrower) and the maturity date, while interest payments for Adjusted Base Rate Revolver Loans are payable on the last business day of each calendar quarter and the maturity date. The Credit Agreement and Exhibits thereto are linked hereto as Exhibit 10.1 and incorporated by reference herein.

The information contained in this Current Report on Form 8-K, including the Exhibits linked hereto, is being furnished under Items 1.01, 1.02, 2.02, 7.01 and 9.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the transaction more fully described in Item 1.01 above, on August 5, 2021, the Second Amended and Restated Credit Agreement, as amended (most recently on April 22, 2020) among the Company, AMVAC, AMVAC Netherlands BV (and certain other affiliates of the Company) as borrowers and/or guarantors, on the one hand, and a group of lenders led by Bank of the West (the “Prior Credit Agreement”) was terminated by the consent of all parties thereto and replaced in its entirety by the Credit Agreement. The Prior Credit Agreement had a maturity date of June 30, 2022, while the Credit Agreement has a maturity date of August 5, 2026.

Item 2.02	Results of Operations and Financial Condition

On August 9, 2021, American Vanguard Corporation (the “Company”) issued a press release announcing (i) its financial results for the three- and six-month periods ended June 30, 2021 and (ii) its (and certain of its affiliates’) entry into the Credit Agreement. That press release is linked hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

During its earnings call of August 9, 2021, the Company is disclosing what may be considered material nonpublic information regarding both (i) its three- and five-year growth targets and (ii) cash consideration, in aggregate, for acquisitions completed since 2014 and the average of such consideration as multiple of EBITDA. Such information is contained in the excerpt from the management presentation of that Meeting set forth in Exhibit 99.2, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Third Amended and Restated Loan and Security Agreement dated as of August 5, 2021 and exhibits thereto.

Exhibit 99.1	Press release dated August 9, 2021 by American Vanguard Corporation announcing its financial results for the three- and six-month periods ended June 30, 2021 and its entry into the Credit Agreement.

Exhibit 99.2	Excerpt of the management presentation from the company’s earnings call of August 9, 2021.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, American Vanguard Corporation has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN VANGUARD CORPORATION

Date: August 9, 2021

	By:	/s/ Timothy J. Donnelly
Timothy J. Donnelly
Chief Administrative Officer, General Counsel & Secretary